Exhibit 10.2

RETENTION BONUS AGREEMENT

This Retention Bonus Agreement (“Agreement”) is effective on , by and between (hereinafter “Employee”) and Petco Health and Wellness Company, Inc. (hereinafter “Company”). In consideration of the mutual promises made herein, the Company and Employee agree as follows.

1.
Purpose of Retention Bonus. Employee is being offered a Retention Bonus in order to encourage Employee to remain employed with the Company in the position of through . The “Retention Period” shall begin on and shall end on . This Agreement shall not modify the duration of the Employee’s employment with the Company, and the Employee remains an employee-at-will during the entire time of employment with the Company.
2.
Retention Bonus Amount. The Company shall pay to Employee a total amount of $ , less applicable state and federal taxes and withholdings, as a “Retention Bonus.” Employee must remain employed during the entire Retention Period and comply with all other conditions stated in this Agreement and otherwise meet all conditions precedent to retain the Retention Bonus.
3.
Conditions Required To Earn and Retain Retention Bonus Payment. In addition to remaining employed during the Retention Period, Employee also must comply with the following conditions to earn and retain the Retention Bonus:
(a)
Resignation. Employee shall not resign Employee’s employment prior to the end of the Retention Period for any reason (regardless of when such resignation is effective).
(b)
Termination for Cause. Employee shall not commit any action constituting Cause (as defined in the Company’s 2021 Equity Incentive Plan) which leads to termination of Employee’s employment for Cause.
(c)
Compliance with Applicable Laws and Company Policies. Employee shall at all times comply with laws (whether domestic or foreign) applicable to Employee’s actions on behalf of the Company and shall materially comply with all written Company policies, including the Company’s Code of Ethics & Conduct.
4.
Payment of Retention Bonus: The Company shall pay Employee the Retention Bonus, less applicable state and federal taxes and withholdings, on .
5.
Forfeiture/Repayment of Retention Bonus. Employee agrees that in the event Employee does not fulfill the obligations set forth above in Section 3, then Employee agrees to repay the full Retention Bonus Amount as follows:
(a)
Resignation: If the Employee resigns employment prior to the end of the Retention Period, Employee agrees to repay the gross Retention Bonus within 30 days following Employee’s receipt of notice from the Company of Employee’s repayment obligation (the “Repayment Notice”).
(b)
Termination for Cause: If Employee commits any action constituting Cause which leads to a termination for Cause, Employee agrees to repay the gross Retention Bonus within 30 days following Employee’s receipt of the Repayment Notice.
(c)
Violation of Applicable Laws and Company Policies. If Employee violates the conditions of Section 3(c) above, Employee agrees to repay the gross Retention Bonus within 30 days following Employee’s receipt of the Repayment Notice.

(d)
Death, Disability, or Termination Without Cause: If the Retention Bonus is not earned because Employee dies, becomes permanently disabled and unable to work, or is terminated without Cause, Employee shall be entitled to retain the full Retention Bonus.
6.
Miscellaneous.
(a)
This Agreement constitutes the entire agreement of the parties with regard to the Retention Bonus. Any modification of this Agreement will be effective only if it is in writing and signed by both the Company and Employee;
(b)
The provisions of this Agreement shall not supersede or modify the provisions of any employment agreement, confidentiality agreement, or relationship between Employee and the Company. This Agreement does not supersede, replace or limit the rights and obligations of the Company and Employee with respect to such matters imposed by law or other agreements;
(c)
The headings in this Agreement are intended solely for the convenience of reference and should be given no effect in the construction or interpretation of this Agreement; and
(d)
Should any provision of this Agreement be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall be unaffected and shall continue in full force and effect, and the invalid, void or unenforceable provision(s) shall be deemed not to be part of this Agreement.
7.
Governing Law. This Agreement shall be governed in all respects by the laws of the State of California.

IT IS SO AGREED.

DATED:______________	________________________________
Name:

DATED:______________	Petco Health and Wellness Company, Inc.
By:________________________________
Title:________________________________